Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Globus Medical, Inc.

Date: September 10, 2013

CLARUS LIFESCIENCES I, L.P.

By:	Clarus Ventures I Management, L.P., its general partner

By:	Clarus Ventures I, LLC, its general partner

By:	/s/ Robert Liptak
Manager

CLARUS VENTURES I MANAGEMENT, L.P.

By:	Clarus Ventures I, LLC, its general partner

By:	/s/ Robert Liptak
Manager

CLARUS VENTURES I, LLC

By:	/s/ Robert Liptak
Manager

*
Nicholas Galakatos

*
Dennis Henner

/s/ Robert Liptak
Robert Liptak

*
Nicholas Simon

*
Michael Steinmetz

*
Kurt Wheeler

*By:	/s/ Robert Liptak
Robert Liptak, as Attorney-in-Fact

This Agreement was executed by Robert Liptak on behalf of the individuals listed above pursuant to a Power of Attorney a copy of which is attached as Exhibit 2.